Pieris Pharmaceuticals Appoints Dr. Maya Said to its Board of Directors BOSTON, MA, August 1, 2019 - Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS), a clinical- stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for respiratory diseases, cancer and other indications, today announced that Maya R. Said, Sc.D., has joined the Company’s Board of Directors. Dr. Said is the Founder and Chief Executive Officer of Outcomes4Me Inc., a health technology company focused on providing patients diagnosed with cancer and other chronic life altering diseases with personalized treatment options as well as outcomes information. She served as the Chief Operating Officer of Celsius Therapeutics, where she established and managed the company’s operations from inception through the company’s first year post-launch. Before founding Outcomes4Me, Dr. Said was Senior Vice President, Global Head of Oncology Policy & Market Access at Novartis, where she defined Novartis’ oncology franchise value and pricing strategy to address pricing pressures and established global pricing guidance for numerous oncology products. Her previous experience also includes a senior position at Sanofi, where she served as Vice President, Head of Strategy, Science Policy & External Innovation, Global R&D, and at Boston Consulting Group, where she most recently served as a Principal. She currently serves on the Board of Transgene. Dr. Said received her Sc.D. in Electrical Engineering, Computer Science & Systems Biology from the Massachusetts Institute of Technology, where she also obtained a Master of Engineering in Electrical Engineering and Computer Science, a Master of Science in Toxicology, a Bachelor of Science in Electrical Engineering and Computer Science and a Bachelor of Science in Biology. She has authored over 20 publications in high- impact journals. "As we advance our pipeline of drug candidates, it’s an exciting time to welcome Maya to the Pieris Board of Directors," said Stephen S. Yoder, President and Chief Executive Officer of Pieris. "Her deep scientific knowledge, understanding of large pharma’s inner-workings, and appreciation of the need to bring high-value therapies to patients promise to be an asset to the company.” "Maya’s experience includes a unique combination of science, technology, corporate strategy, and entrepreneurship. I am confident that she will prove to be a wonderful addition to the Board as Pieris progresses towards its eventual goal of becoming a commercial-stage biotechnology company," said James Geraghty, Chairman of the Board of Directors. "We look forward to working with and learning from her." Commenting on the announcement, Dr. Said stated, “I’m excited to join Pieris’ Board of Directors at such a formative time in the company’s development. Pieris expects to report key clinical data from its lead programs in respiratory and immuno-oncology later this year, and I look forward to working with the Pieris leadership team to help shape the resulting corporate strategy for these programs and the broader franchise members within these therapeutic areas.” About Pieris Pharmaceuticals: Pieris is a clinical-stage biotechnology company that discovers and develops Anticalin protein- based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes inhalable Anticalin proteins to treat respiratory diseases, immuno-oncology multi-specifics tailored for the tumor microenvironment, and a half-life-optimized Anticalin protein to treat anemia. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin® is a registered trademark of Pieris. For more information, visit www.pieris.com. Forward Looking Statement: This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward- looking statements include, among other things, the expected timing of the reporting by the Company of key clinical data from its lead programs, references to novel technologies and methods and our business and product development plans, including the advancement of our proprietary and co-development programs into and through the clinic and the expected timing for reporting data or making IND filings related to our programs, and partnering prospects for any such programs. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enroll patients in our studies; our ability to address the requests of the FDA; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Company's Quarterly Reports on Form 10-Q. Company Contact: Investor Relations Contact: Pieris Pharmaceuticals, Inc. Pieris Pharmaceuticals, Inc. Dr. Allan Reine Maria Kelman SVP & Chief Financial Officer Director of Investor Relations +1 857 246 8998 +1 857 362 9635 reine@pieris.com kelman@pieris.com